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                                                                       EXHIBIT 5

                         [MASCO CORPORATION LETTERHEAD]

                                        December 21, 2001


Masco Corporation
21001 Van Born Road
Taylor, Michigan  48180

         RE:      MASCO CORPORATION
                  REGISTRATION STATEMENT ON FORM S-3

Dear Sirs:

         I am acting as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, in which this opinion is included as Exhibit 5, registering securities of Masco Corporation (the "Company"), including senior debt securities (the "Senior Securities"), subordinated debt securities (the "Subordinated Securities"), shares of Preferred Stock, $1.00 par value (the "Preferred Stock"), depositary shares representing Preferred Stock ("Depositary Shares") evidenced by depositary receipts (the "Receipts"), shares of Common Stock, $1.00 par value (the "Common Stock") and related preferred stock purchase rights (the "Rights"), share purchase contracts (the "Purchase Contracts") and share purchase units (the "Purchase Units"). The Senior Securities are to be issued under an Indenture dated as of February 12, 2001 between the Company and Bank One Trust Company, National Association, as Trustee (the "Senior Indenture"), and the Subordinated Securities are to be issued under an Indenture between the Company and The Bank of New York, as Trustee (the "Subordinated Indenture"). The Senior Securities and Subordinated Securities are herein referred to as the "Securities," and the Senior Indenture and the Subordinated Indenture are herein referred to as the "Indentures." The Depositary Shares will be issued pursuant to a deposit agreement (the "Deposit Agreement") between the Company and a depositary agent. The Preferred Stock, the Depositary Shares and the Common Stock are herein referred to as the "Shares."

         In addition to the Shares and the related Rights, the Registration Statement also registers an indeterminate number of shares of Common Stock of the Company (the "Conversion Shares") and related Rights (the "Conversion Rights") that may be issued upon conversion of convertible Securities or Preferred Stock or delivered pursuant to the Purchase Contracts.

         I or attorneys under my supervision upon whom I am relying, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records, as I have deemed necessary or advisable for the purpose of this opinion. Based upon the foregoing, I am of the opinion that:




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Masco Corporation
Page 2


         (1) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware;

         (2) The Senior Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company;

         (3) The Subordinated Indenture has been duly authorized, and when executed and delivered by the Company will be a valid and binding obligation of the Company;

         (4) When the Subordinated Indenture has been duly executed and delivered by the Company and when the issuance of the Securities has been duly authorized by appropriate corporate action and such Securities have been duly executed, authenticated and delivered in accordance with the Indentures and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplements relating to such Securities, subject to the final terms of the Securities being in compliance with then applicable law, the Securities will be valid and binding obligations of the Company entitled to the benefits of the Indentures;

         (5) When the issuance of the Common Stock and any related Rights has been duly authorized by appropriate corporate action and the Common Stock and any related Rights have been duly issued and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplements relating to the Common Stock and any related Rights, the Common Stock and will be legally issued, fully paid and non-assessable and any related Rights will be valid and binding obligations of the Company;

         (6) When the issuance of the Preferred Stock has been duly authorized by appropriate corporate action and the Preferred Stock has been duly issued and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplements relating to the Preferred Stock, the Preferred Stock will be legally issued, fully paid and non-assessable;

         (7) The Deposit Agreement has been duly authorized by the Company, and when executed and delivered by the Company will be a valid and binding obligation of the Company;

         (8) When the issuance of the Depositary Shares and the underlying Preferred Stock has been duly authorized by appropriate corporate action and the Receipts have been duly issued in accordance with the Deposit Agreement and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplements relating to the Depositary Shares, the Depositary Shares will be legally issued, fully paid and non-assessable and the Receipts will be valid and binding obligations of the Company;


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Masco Corporation
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         (9) When the issuance of the Conversion Shares and related Conversion
Rights issuable upon conversion of convertible Securities or Preferred Stock or deliverable pursuant to the Purchase Contracts has been duly authorized by appropriate corporate action and when the Conversion Shares and related Conversion Rights have been issued as described in the Registration Statement, including the Prospectus and Prospectus Supplements relating to such convertible Securities, convertible Preferred Stock, Purchase Contracts or Purchase Units, the Conversion Shares will be legally issued, fully paid and non-assessable and the related Conversion Rights will be valid and binding obligations of the Company;

         (10) When the issuance of the Purchase Contracts has been duly authorized by appropriate corporate action and when the Purchase Contracts have been duly issued and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplements relating to the Purchase Contracts, the Purchase Contracts will be valid and binding obligations of the Company; and

         (11) When the issuance of the Purchase Units has been duly authorized by appropriate corporate action and when the Purchase Units have been duly issued and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplements relating to the Purchase Units, the Purchase Units will be valid and binding obligations of the Company.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-3. I also consent to the reference to me under the caption "Legal Opinions" in the Prospectus.

                                        Very truly yours,


                                        /s/ John R. Leekley
                                        ---------------------------
                                        John R. Leekley
                                        Senior Vice President and
                                          General Counsel